Exhibit 1.1

EXECUTION COPY

2,000,000 Shares

IMPAC MORTGAGE HOLDINGS, INC.

Common Stock

($ 0.01 Par Value Per Share)

UNDERWRITING AGREEMENT

December 17, 2003

UNDERWRITING AGREEMENT

December 17, 2003

JMP Securities LLC

Sandler O’Neill & Partners, L.P.

c/o JMP Securities LLC

One Embarcadero Center

Suite 2100

San Francisco, California 94111

Ladies and Gentlemen:

Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of 2,000,000 shares of common stock, $ 0.01 par value per share (the “Common Stock”), of the Company (the “Firm Shares”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 300,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares”. The Shares are described in the Prospectus that is referred to below.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-74432) including a prospectus and such amendments or supplements to such registration statement as may have been required prior to the date hereof, relating to the Firm Shares, which incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the “Exchange Act”). The Company has prepared a prospectus supplement (the “Prospectus Supplement”), including the prospectus included in the registration statement referred to above and the documents incorporated by reference therein, setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. Except where the context otherwise requires, the registration statement referred to above, as it may have heretofore been amended when it became effective or hereafter becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, are herein called the “Registration Statement”, and the prospectus, including all documents incorporated therein by reference, included in the Registration Statement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), is herein called the “Prospectus”. Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend”, “amendment”, or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto bears to the total number of Firm Shares to be sold by the Company, in each case at a purchase price of $16.99 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You acknowledge that the Shares purchased pursuant to this Agreement are not entitled to the dividend of $0.55 per share to be paid on December 24, 2003 to the Company’s shareholders of record on December 15, 2003. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares). As used herein “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company (DTC) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on December 23, 2003 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 7 hereof). Such date and time is referred to herein as the “Closing Date”. The time at which such payment and delivery are actually made is hereinafter sometimes called the time of purchase. Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose at least two full business days preceding the time of purchase.

Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the business day preceding the Option Closing Date. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least two full business days preceding the Option Closing Date.

3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

(a) The Company meets the requirements for use of Form S-3 and the Registration Statement on Form S-3 relating to the Shares, including the Prospectus and such amendments to such Registration Statement as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the Act, has been filed with the Commission and has become effective. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company, threatened by the Commission. Copies of such Registration Statement and amendments and of the Prospectus have been delivered to the Underwriters. A Prospectus Supplement pertaining to the Shares will be prepared and filed by the Company with the Commission in accordance with Rule 424(b) on or before the second business day after the date hereof (or such other time as may be required under the Act);

(b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date, and when any post-effective amendment to the Registration Statement became or becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as

amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply with all applicable provisions of the Act and the Exchange Act, and will contain all statements required to be stated therein in accordance with the Act and the Exchange Act. On the Effective Date and when any post-effective amendment to the Registration Statement became or becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date of the Prospectus or any amendment or supplement to the Prospectus if filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the information in the table following the first paragraph, the second paragraph and the ninth paragraph all set forth in the Prospectus Supplement under the caption “Underwriting” constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, the Prospectus or the Prospectus Supplement. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act;

(c) The documents which are incorporated by reference in the Prospectus or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and any further documents so filed and incorporated by reference shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act or the Exchange Act, as applicable;

(d) The only subsidiaries (as defined in the Act) of the Company are IMH Assets Corp. (“IMH Assets”), Impac Warehouse Lending Group, Inc. (“IWLG”), Impac Funding Corporation (“IFC”) and Impac Multifamily Capital Corporation (“IMCC”); Novelle Financial Services, Inc. (“NFS”) and Impac Secured Assets Corp. (“SAC”) are wholly-owned subsidiaries of IFC; IMH Assets, IWLG, IMCC, NFS, SAC and IFC are collectively referred to herein as the “Subsidiaries”; complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the Subsidiaries and all amendments thereto have been delivered to you or your counsel, and except as set forth in the exhibits to the Registration Statement, as of the date hereof, no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date. The Company and each of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has, and at the Closing Date and, if later, the Option Closing Date, will have, corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it, or the character of the assets owned or leased by it, makes such licensing or qualification necessary, except where the failure to so qualify will not have a material adverse effect on the Company or any of its Subsidiaries or their respective business, properties, business prospects, condition (financial or otherwise) or results of operations or on the transactions contemplated hereby (a “Material Adverse Effect”). All of the outstanding shares of the capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary, to the extent and as is described in the Prospectus, free and clear of all liens, encumbrances and claims whatsoever. Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date and, if later, the Option Closing Date, will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity (other than mortgage-backed securities held by the Company for long-term investment in the ordinary course of business). The outstanding shares of preferred stock of IFC have the rights and preferences described in the Prospectus;

(e) All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized and upon such issuance will be validly issued, fully paid and nonassessable and are not subject to any preemptive right, resale right, right of first refusal or similar right and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date, will be, complete and accurate in all respects. Except as set forth in the Prospectus, there are no, and at the Closing Date and, if later, the Option Closing Date, will not be, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible or exchangeable into, or any contracts, commitments, plans or arrangements to issue or sell, any shares of capital stock of the Company, any shares of capital stock of any Subsidiary or any such warrants, convertible or exchangeable securities or obligations. The descriptions of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately present the information required to be shown under the Act with respect to such plans, arrangements, options and rights;

(f) As of September 30, 2003, the Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus and, as of the Closing Date, the Company shall have an authorized capitalization as set forth in the Registration Statement and the Prospectus;

(g) The financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus present the consolidated financial condition of the Company and IFC as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and IFC for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company or IFC are required by the Act and the Exchange Act to be included in the Registration Statement or the Prospectus. KPMG LLP (the “Accountants”), who have reported on such financial statements and schedules, are independent accountants with respect to the Company and IFC as required by the Act. The statements included in the Registration Statement with respect to the Accountants pursuant to Item 509 of Regulation S-K under the Act are true and correct in all material respects. The selected financial data set forth in the Prospectus under the caption “Capitalization” fairly present the information set forth therein on the basis stated therein;

(h) Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability of assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company or any of its Subsidiaries, or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries has incurred nor will incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein or in the ordinary course of business and (iii) except for the dividend on shares of its capital stock declared on November 25, 2003 and payable on December 24, 2003, neither the Company nor any of its Subsidiaries has and none of them will have paid or declared any dividends or other distributions of any kind on any class of their respective classes of capital stock;

(j) Neither the Company nor any of its Subsidiaries is, and if operated in the manner described in the Prospectus and after giving effect to the offering and sale of the Shares, none of them will be, an “investment company,” an entity “controlled” by an “investment company” or an “affiliated person”, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(k) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in a Material Adverse Effect;

(l) The Company and each of its Subsidiaries has, and at the Closing Date and, if later, the Option Closing Date, will have (i) all governmental licenses, permits, consents, orders, approvals and other authorizations, and has made all governmental or regulatory filings, as are necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date and, if later, the Option Closing Date, will not be, in breach of or default under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected, the failure, non-compliance or breach of any of which, individually or in the aggregate, might result in a Material Adverse Effect and no event has occurred which with notice, lapse of time or both would result in such breach or default. To the knowledge of the Company and each of its Subsidiaries, no other party under any contract or other agreement to which it is a party is in breach or default in any respect thereunder. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date and, if later, the Option Closing Date, will any of them be, in violation of any provision of its charter or by-laws;

(m) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under the caption “Use of Proceeds” will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or by-laws of the Company or any of its Subsidiaries, any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries the effect of any of which, individually or in the aggregate, might have a Material Adverse Effect;

(n) No consent, approval, authorization or order of, or any filing or declaration with, any court or any national, state or local governmental agency, regulatory commission, board, authority or body is required in connection with the (i) authorization, issuance, transfer, sale or delivery of the Shares by the Company, (ii) the execution, delivery and performance of this Agreement by the Company or (iii) the taking by the Company of any other action contemplated hereby, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution by the Underwriters of the Shares;

(o) The Company and each of its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, mortgages, security interests, claims or restrictions, except such as are described in, or contemplated by, the Prospectus and except such which would not have a Material Adverse Effect. The Company and each of its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and which do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries;

(p) All legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required by the Act. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies;

(q) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect;

(r) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(s) No person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company because of the filing of the Registration Statement or the offering of the Shares, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived prior to the date hereof;

(t) The Shares are duly authorized for listing, subject to official notice of issuance, on the NYSE;

(u) Neither the Company nor any of its Subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened;

(v) The Company and its Subsidiaries own, or are licensed or otherwise have the full and exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. To the Company’s knowledge, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its Subsidiaries, of such trademarks and trade names does not, to the Company’s knowledge, infringe on the rights of any person;

(w) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any officer, director, employee or agent acting on behalf of the Company or any of its Subsidiaries has at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure, (ii) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company or any Subsidiary sells or from which the Company or any Subsidiary buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company or such Subsidiary, or (iv) except as described in the Prospectus, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company or such Subsidiary;

(x) As of the Closing Date and, if later, the Option Closing Date, the Company and its Subsidiaries shall be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they engage as described in the Prospectus; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its proposed business at a cost that would not result in a Material Adverse Effect;

(y) As of the Closing Date and, if later, the Option Closing Date, the Company shall be, and if operated in the manner described in the Prospectus shall remain, qualified as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986 (the “Code”), and intends to operate in a manner so as to continue to remain so qualified;

(z) Neither the Company nor any of its Subsidiaries is and, if operated in the manner described in the Prospectus, will not be a “broker” within the meaning of Section 3(a)(4) of the Exchange Act or a “dealer” within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act; and

(aa) The Company has obtained the agreement of each of the Company’s and IFC’s respective directors and officers not to sell, offer to sell, contract to sell, hypothecate, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock (other than options granted pursuant to employee benefit plans existing on the date of this Agreement and, in the case of the Company, shares of Common Stock issuable upon the exercise of such outstanding options) for a period of 45 days after the date of the Prospectus.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 A.M., (New York City time), on or before the second Business Day following the date of this Agreement and to make available to the Underwriters in New York City, as soon as practicable, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) to advise you promptly and (if requested by you) to confirm such advice in writing, when any post-effective amendment thereto becomes effective and when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference, and to file no such amendment or supplement to which you shall object in writing;

(e) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act within the applicable time period prescribed for such filing by Rule 462(b), and the Company shall, at the time of such filing, either pay to the Commission the filing fee for such registration statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(f) to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or its Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available;

(g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act)

covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than December 17, 2004;

(i) to furnish to its stockholders within 120 days after the end of each fiscal year, for so long as the Company shall not be required to file annual and periodic reports with the Commission under the Exchange Act, audited financial statements (including a balance sheet and statements of income, stockholders’ equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

(j) to furnish to you three signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) to furnish to you as early as practicable prior to the time of purchase and the Option Closing Date, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof;

(l) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(m) to comply with all provisions of any undertakings contained in the Registration Statement;

(n) to pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iii), (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any powers of attorney, any custody agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD and (vii) the performance of the Company’s other obligations hereunder;

(o) to furnish to you, subject to the requirements of Regulation FD under the Exchange Act, before filing with the Commission subsequent to the effective date of the Registration Statement and for so long as a prospectus is required to be delivered in connection with the offering or delivery of the Shares, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(p) not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the Act of any shares of Common Stock, except for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement and except for options granted pursuant to employee benefit plans, which plans are existing on the date of this Agreement, and for shares of Common Stock issuable upon the exercise of such outstanding options for a period of 90 days after the date hereof, without the prior written consent of JMP Securities LLC, on behalf of the Underwriters (or 30 days in the case of shares of Common Stock which may be issued pursuant to the Company’s Equity Distribution Agreement, dated May 5, 2003, as amended June 10, 2003, between the Company and UBS Warburg LLC, as agent, or 45 days in the case of each officer and director of the Company or IFC);

(q) to use its best efforts to cause the Shares to be listed on the NYSE; and

(r) not at any time, directly or indirectly, to take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares; and not invest in futures contracts, options on futures contracts or options on commodities, unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended (the “Commodity Act”), or otherwise complies with the Commodity Act. The Company will not engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act.

5. Reimbursement of the Underwriters’ Expenses. If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (otherwise than pursuant to Section 8) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the several Underwriters for all of their out-of-pocket expenses (including the fees, disbursements and other charges of your counsel) reasonably incurred by them in connection therewith.

6. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the Option Closing Date are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the Option Closing Date, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and at the Option Closing Date, as the case may be, an opinion of Kirkpatrick & Lockhart LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase, or the Option Closing Date, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Sullivan & Cromwell LLP, counsel for the Underwriters, stating that:

(i) The Company and each of the Subsidiaries is a corporation duly incorporated, existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. Each Subsidiary is duly qualified to do business as a foreign corporation in good standing in each jurisdiction set forth in Attachment      to the Fact Certificate. The Company is, directly or indirectly, the sole record owner and to such counsel’s knowledge the sole beneficial owner of all of the outstanding capital stock of IWLG and IMH Assets, and of all of the preferred stock and common stock of IFC as described in the Registration Statement and the Prospectus. To such counsel’s knowledge, IFC is the beneficial owner of all of the outstanding capital stock of SAC.

(ii) All of the outstanding shares of Common Stock and of the shares of capital stock of the Subsidiaries have been, and the Shares to be sold by the Company, when paid for by the Underwriters in accordance with the terms of this Agreement, will be, duly authorized, validly issued, fully paid and nonassessable and (a) to such counsel’s knowledge, not issued in violation of any preemptive right, resale right, right of first refusal or similar right and (b) not subject to any right of first refusal, resale right or preemptive or similar right under (i) the statutes, judicial and administrative decisions and the rules and regulations of the governmental agencies of the State of California, (ii) such Subsidiaries’ articles of incorporation or by-laws or (iii) the express terms of any instrument, document, contract or other agreement specifically referred to in the Registration Statement or any instrument, document, contract or other agreement filed as an exhibit to, or incorporated as an exhibit by reference in, the Registration Statement. Except as described in the Registration Statement, the Prospectus or the Prospectus Supplement, to such counsel’s knowledge, there (x) is no commitment or arrangement to issue, and (y) are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company, any Subsidiary or NFS to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

(iii) The authorized capital stock of the Company is as set forth in the Prospectus Supplement under the caption “Capitalization”. The descriptions of the Common Stock of the Company and the preferred stock of IFC contained in the Registration Statement and Prospectus conform in all material respects to the terms thereof contained in the charter of the Company and the articles of incorporation of IFC, respectively, and are complete and accurate in all material respects.

(iv) The Registration Statement, the Prospectus and the Prospectus Supplement (including any documents incorporated by reference therein), at the time it, as the case may be, became effective or was filed, as such may have been amended, complied in all material respects as to form with the requirements of the Act or the Exchange Act, as applicable (except that such counsel expresses no opinion as to financial statements and related schedules and other financial or statistical data contained in, or omitted from, the Registration Statement, the Prospectus, the Prospectus Supplement or incorporated by reference therein).

(v) To such counsel’s knowledge, any instrument, document, lease, license, contract or other agreement (collectively, “Documents”) required by the Act or the Exchange Act, as applicable, to be described or referred to in the Registration Statement (including any document incorporated by reference therein), the Prospectus or the Prospectus Supplement has been accurately described or referred to therein and any Document required to be filed as an exhibit to the Registration Statement, or any document incorporated by reference therein, has been filed as an exhibit thereto or has been incorporated as an exhibit by reference therein; and, to such counsel’s knowledge, no default exists, nor has any event occurred, that with notice, lapse of time or both, would result in a default, in the due performance or observance of the express terms of any material obligation, agreement, covenant or condition contained in any Document filed as an exhibit to the Registration Statement, or any document incorporated by reference therein.

(vi) To such counsel’s knowledge, except as disclosed in the Registration Statement, the Prospectus, as amended, or the Prospectus Supplement, no person or entity has the right to require the registration under the Act of shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.

(vii) To such counsel’s knowledge, none of the Subsidiaries is in violation of its articles of incorporation or by-laws.

(viii) All descriptions in the Prospectus, as such descriptions may have been updated by descriptions in the Prospectus Supplement, or incorporated by reference therein, of statutes, regulations or legal or governmental proceedings to the extent that they constitute matters of law or legal conclusions, are accurate in all material respects and present in all material respects the information required to be included therein by the Act or the Exchange Act, as applicable.

(ix) The Company has the corporate power, and has been duly authorized, to enter into this Agreement. This Agreement has been duly executed and delivered by the Company.

(x) The execution and delivery by the Company of, and the performance by the Company of its agreements in, this Agreement do not and will not (i) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company, any of the Subsidiaries or NFS pursuant to, the express terms or provisions of (x) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of such parties of which such counsel has knowledge, (y) any voting trust arrangement or any contract or other agreement that restricts the ability of the Company to issue securities and of which such counsel has knowledge or (z) any Document filed as an exhibit to, or incorporated as an exhibit by reference in, the Registration Statement, (ii) breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree of which such counsel has knowledge and that names the Company, the Subsidiaries or NFS and is specifically directed to it or its properties or the Subsidiaries or their properties or NFS or its properties or (iii) violate the applicable provisions of any statute or regulation of the State of California existing or in effect as of the date of such opinion as in such counsel’s experience are of general application to transactions of the sort contemplated by the Agreement.

(xi) No consent, approval, authorization or order of, or any filing or declaration with, any California, New York or Federal court, governmental agency, regulatory commission, board, authority or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, the execution, delivery and performance of this Agreement by the Company or the taking by the Company of any action contemplated thereby or, if so required, all such consents, approvals, authorizations and orders have been obtained and such filings or declarations have been made and are in full force and effect, except such as may have been required under state securities or Blue Sky laws or similar laws and any rules or regulations thereunder or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares, as to all of which such counsel need not express any opinion.

(xii) Based on information contained in the Registration Statement, Prospectus, Prospectus Supplement and the Fact Certificate, none of the Company, any of the Subsidiaries or NFS is or, if operated in the future solely in the manner described in the Registration Statement and the Prospectus, will be (i) an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act or (ii) a “broker” within the meaning of Section 3(a)(4) of the Exchange Act or a “dealer” within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act.

(xiii) The Shares have been duly authorized for listing by the NYSE upon official notice of issuance.

(xiv) The Registration Statement has become effective under the Act and, to such counsel’s knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated.

(xv) All pending or threatened legal or governmental proceedings of which such counsel has knowledge and that are required by the Act or the Exchange Act to be described in the Registration Statement or the Prospectus have been described as so required. To such counsel’s knowledge, except as set forth in or contemplated by the Registration Statement and the Prospectus, there are no actions, suits, proceedings or investigations pending or overtly threatened in writing against the Company, any of the Subsidiaries or NFS or any of their respective officers or directors in their capacities as such, before or by any court, governmental agency or arbitrator that seek (i) to challenge the legality or enforceability of this Agreement, (ii) to challenge the legality or enforceability of any of the Documents filed as exhibits to the Registration Statement or any document incorporated by reference therein, (iii) damages or other remedies with respect to any of the Documents filed as exhibits to the Registration Statement, (iv) to impose criminal penalties upon the Company, any of the Subsidiaries or NFS, or any of their respective officers or directors in their capacities as such or (v) to enjoin any of the business activities of the Company, any of the Subsidiaries or NFS or the transactions described in the Registration Statement and Prospectus; except (in the case of clauses (ii), (iii) and (v) above) where for such illegality, unenforceability, damages, penalties or injunctions which such counsel believes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi) Such counsel is not opining as to factual matters, and the character of determinations involved in the registration process is such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the information included in the Registration Statement, the Prospectus Supplement or the Prospectus. Such counsel assumes the correctness and completeness of the information included in the Registration Statement, the Prospectus Supplement and the Prospectus and such counsel has made no independent investigation or verification of that information (except as and to the extent set forth in subparagraphs (iii) and (viii) above) including information or documents contained in reports incorporated by reference therein. Such counsel has participated in the preparation of the Registration Statement, the Prospectus Supplement and the Prospectus and, such counsel can advise you that nothing has come to the attention of such counsel that causes them to believe that, at the Effective Date, the Registration Statement, at the date of filing thereof, any amendment thereto, as of the date thereof, any supplement thereto, or, as of the date of filing thereof, any documents incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus Supplement, or the Prospectus (including any amendment or supplement thereto), including any documents incorporated by reference into the Prospectus, as the case may be, at the time it was issued, at the time any such amended or supplemented

Prospectus Supplement or Prospectus, as the case may be, was issued, or at the Closing Date and at the Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made not misleading (except that such counsel need not express any opinion with respect to financial statements and related notes and schedules and other financial, accounting and, to the extent covered by the letter delivered by the Accountants to the Underwriters pursuant to Section 6(b) of this Agreement, statistical data, included in, incorporated by reference in, or omitted from the Registration Statement, the Prospectus, the Prospectus Supplement or any further amendment or supplement to any of them).

In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters’ counsel) of other counsel acceptable to Underwriters’ counsel as to matters governed by the laws of jurisdictions other than the United States, the State of California and the State of New York, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, in such counsel’s opinion, such counsel and the Underwriters are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date and the Option Closing Date.

For purposes of the foregoing opinion, the terms “Subsidiaries” shall mean each of IMH Assets, IWLG, IMCC, SAC and IFC.

(b) You shall have received from the Accountants letters dated, respectively, the date of this Agreement, the time of purchase and the Option Closing Date, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in form and substance satisfactory to Sullivan & Cromwell LLP, counsel for the Underwriters, and in the forms heretofore approved by JMP Securities LLC.

(c) You shall have received at the time of purchase and at the Option Closing Date, as the case may be, the favorable opinion of Sullivan & Cromwell LLP, counsel for the Underwriters, dated the time of purchase or the Option Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other matters as you reasonably may request. In rendering such opinion, Sullivan & Cromwell LLP may rely upon the opinion of McKee Nelson LLP on all matters of Maryland law.

(d) You shall have received at the time of purchase and at the Option Closing Date, as the case may be, the favorable opinion of McKee Nelson LLP, Maryland counsel to the Company, dated the time of purchase or the Option Closing Date, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Sullivan & Cromwell LLP, counsel for the Underwriters, stating it is limited to matters of Maryland law and that:

(i) The Company is a corporation duly organized, existing and in good standing under the laws of its jurisdiction of incorporation and has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus.

(ii) All of the outstanding shares of Common Stock have been, and the Shares to be sold by the Company when paid for by the Underwriters in accordance with the terms of this Agreement will be, duly authorized, validly issued, fully paid and nonassessable and the outstanding Shares of Common Stock were not and the Shares will not be subject to any right of first refusal, resale right or preemptive or similar right under (i) the statutes, judicial and administrative decisions and the rules and regulations of the governmental agencies of the State of Maryland or (ii) the Company’s charter or by-laws.

(iii) The authorized capital stock of the Company is as set forth in the Prospectus Supplement under the caption “Capitalization”. The description of the Common Stock contained in the Prospectus conforms to the terms thereof contained in the Company’s charter and is complete and accurate in all material respects. The form of certificate used to represent the Common Stock is in due and proper form and complies in all material respects with all applicable requirements of the Maryland General Corporation Law.

(iv) The Company is not (a) in violation of its charter or by-laws or (b), to such counsel’s knowledge, in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree of the State of Maryland, except, in the case of (b), as may be described in the Prospectus or such as in the aggregate do not have a material adverse effect upon the results of operations, business, properties, business prospects, condition (financial or otherwise) of the Company or the transactions contemplated in this Agreement.

(v) All descriptions in the Prospectus and the Prospectus Supplement, or incorporated by reference therein, of statutes, regulations or legal or governmental proceedings as they pertain to the laws of the state of Maryland and to the extent that they constitute matters of law or legal conclusions are accurate in all material respects and present in all material respects the information required to be shown, including those contained in the Prospectus under the caption “Description of Capital Stock.”

(vi) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company.

(vii) The execution and delivery by the Company of, and the performance by the Company of its agreements in, this Agreement do not and will not (i) violate the Company’s charter or by-laws or (ii) violate applicable provisions of any statute or regulation in the State of Maryland.

(viii) No consent, approval, authorization or order of, or any filing or declaration with, any court or any governmental agency, regulatory commission, board, authority or body of the State of Maryland is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated thereby or, if so required, all such consents, approvals, authorizations and orders, have been obtained and are in full force and effect.

(e) You shall have received at the time of purchase and at the Option Closing Date, as the case may be, the favorable opinion of McKee Nelson LLP, tax counsel to the Company, dated the time of purchase or the Option Closing Date, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Sullivan & Cromwell LLP, counsel for the Underwriters, stating that:

(i) Commencing with the Company’s taxable year ended December 31, 1995, the Company has been and will continue to be organized in conformity with the requirements for qualification and taxation as a REIT under the Code and its method of operating has enabled the Company, and its proposed method of operating going forward will enable the Company, to meet the requirements for qualification and taxation as a REIT; and

(ii) All descriptions in the Prospectus and the Prospectus Supplement, or incorporated by reference therein of statutes, regulations or legal or governmental proceedings relating to federal tax matters are accurate in all material respects and present in all material respects the information required to be shown, including those contained in the Prospectus under the caption “Federal Income Tax Considerations.”

(f) You shall have received at the time of purchase and at the Option Closing Date, as the case may be, the favorable opinion of Ronald M. Morrison, General Counsel of the Company, dated the time of purchase or the Option Closing Date, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Sullivan & Cromwell LLP, counsel for the Underwriters, stating that:

(i) To such counsel’s knowledge, the Company is not in violation of its charter or bylaws; to such counsel’s knowledge, none of the Subsidiaries is in violation of its articles of incorporation or by-laws and none of the Company or any of its Subsidiaries is in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree of the United States or the State of California, existing or in effect as of the date of such opinion, except as may be described in the Prospectus or such as in the aggregate do not have a Material Adverse Effect.

(ii) Such counsel has participated in the preparation of the Registration Statement and the Prospectus and, without assuming any responsibility for the accuracy, completeness and fairness of the statements contained in the Registration Statement or the Prospectus or any amendment or supplement thereto or in any document incorporated by reference into the Prospectus, nothing has come to the attention of such counsel that causes him to believe that, at the Effective Date, the Registration Statement, at the date of filing thereof, any amendment thereto, as of the date thereof, any supplement thereto, or, as of the date of filing thereof, any documents incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus Supplement, the Prospectus (including any amendment or supplement thereto), including any documents incorporated by reference into the Prospectus, as the case may be, at the time it was issued, at the time any such amended or supplemented Prospectus Supplement or Prospectus, as the case may be, was issued, or at the Closing Date and at the Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading (except that such counsel need not express any opinion as to financial statements and schedules and other financial data contained in the Registration Statement or the Prospectus or incorporated by reference therein).

In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance satisfactory to Underwriters’ counsel) of other counsel acceptable to Underwriters’ counsel as to matters governed by the laws of jurisdictions other than the United States and the State of California, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, in such counsel’s opinion, such counsel and the Underwriters are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date and the Option Closing Date.

(g) You shall have received at the time of purchase and at the Option Closing Date, as the case may be, the favorable opinion of McKee Nelson LLP, Delaware counsel to the Company, dated the time of purchase or the Option Closing Date, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Sullivan & Cromwell LLP, counsel for the Underwriters, stating that it is limited to matters of Delaware law and that:

(i) NFS is a corporation duly organized, existing and in good standing in the State of Delaware and has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus.

(ii) All of the outstanding shares of the capital stock of NFS are duly authorized, validly issued, fully paid and nonassessable, and the outstanding shares of such capital stock were not subject to any right of first refusal, resale right or preemptive or similar right under (i) the statutes, judicial and administrative decisions and the rules and regulations of the government agencies of the State of Delaware, or (ii) the charter or bylaws.

(iii) To such counsel’s knowledge, NFS is not in violation of its charter or bylaws.

(iv) All of the outstanding shares of capital stock of NFS are owned by IFC.

(h) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed prior to the time of purchase and the Option Closing Date, as the case may be, to which you object in writing.

(i) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the time of purchase or the Option Closing Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424; and, if necessary or appropriate, a registration statement pursuant to Rule 462(b) shall be filed within the applicable time period prescribed for such filing by Rule 462(b).

(j) Prior to the time of purchase or the Option Closing Date, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus shall have been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction or, to the knowledge of the Company or the Underwriters, of the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(k) Between the time of execution of this Agreement and the time of purchase or the Option Closing Date, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries.

(l) The Company will, at the time of purchase or Option Closing Date, as the case may be, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the Option Closing Date, as the case may be, and the conditions set forth in paragraphs (j) and (k) of this Section 6 have been met.

(m) You shall have received signed letters, dated the date of this Agreement, from each of the respective directors and officers of the Company and IFC to the effect that such persons shall not sell, offer or agree to sell, contract to sell, hypothecate, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock (except for options granted pursuant to employee benefit plans existing on the date of this Agreement and for issuances of Common Stock upon the exercise of such outstanding options) for a period of 45 days after the date of the Prospectus without the prior written consent of JMP Securities LLC, on behalf of the Underwriters.

(n) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the Option Closing Date, as the case may be, as you may reasonably request.

(o) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the Option Closing Date, as the case may be.

7. Effective Date of Agreement; Termination. This Agreement shall become effective upon execution by the Underwriters.

The obligations of the several Underwriters hereunder shall be subject to termination in your absolute discretion or the absolute discretion of any group of Underwriters (which may include you), which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (y) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the operations, business, condition or prospects of the Company and its Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as that term is defined in Rule 436(g)(2) under the Act or, if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the Option Closing Date, as the case may be, trading in or quotation of any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE or minimum prices with respect thereto shall have been established on the NYSE, or trading in securities on the NYSE, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the NYSE, the American Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared by the United States, New York State or California State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter or telegram.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof, as applicable), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.	Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or (ii) any omission or alleged omission to state a material fact in connection with such written information specified in clause (i) of this paragraph required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any Underwriter or any such person or otherwise except to the extent the indemnifying party was materially prejudiced by such omission. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party, and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the indemnifying party, the indemnifying party agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or (ii) any omission or alleged omission to state a material fact in connection with such written information specified in clause (i) of this paragraph required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Underwriters may otherwise have.

(c) The Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table following the first paragraph, the second paragraph and the ninth paragraph under the caption “Underwriting” in the Prospectus Supplement, and the Underwriters confirm that such statements are correct.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and of the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to JMP Securities LLC, One Embarcadero Center, Suite 2100, San Francisco, CA 94111, Facsimile: 415-835-8920, Attention: Steve Ortiz; if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1401 Dove Street, Newport Beach, CA 92660, Attention: Ron Morrison, Facsimile: 949-475-3967.

11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts entered into and to be performed within such state without regard to conflicts of law principles. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of California located in the City and County of San Francisco or in the federal courts of the United States of America located in the City and County of San Francisco, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against JMP Securities LLC, or any indemnified party. Each of JMP Securities LLC and the Company (in the case of the Company on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final, non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

15. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and, unless otherwise specified herein, no condition herein (express or implied) may be waived unless in writing by each party whom the condition is meant to benefit. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 9, and is fully informed regarding these provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto), as required by the Act and the Exchange Act.

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters severally.

Very truly yours, IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ Richard J. Johnson

Name: Richard J. Johnson Title: Senior Vice President and Chief Financial Officer

Accepted and agreed to as of the date first above written JMP SECURITIES LLC

By:	/s/ Gerald Tuttle

Name: Gerald Tuttle Title: Managing Director

Accepted and agreed to as of the date first above written SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp. The Sole General Partner /s/ Catherine A. Lawton

Name: Catherine A. Lawton Title: Vice President

SCHEDULE A

Underwriter	Number of Firm Shares
JMP Securities LLC	1,600,000
Sandler O’Neill & Partners, L.P.	400,000

Total	2,000,000